Dated February 3, 2006

VITRO ENVASES NORTEAMERICA, S.A. DE C.V.

as Issuer

-and-

THE BANK OF NEW YORK

as Issue Agent

Registrar and Creditor Representative

-and-

THE BANK OF NEW YORK (LONDON BRANCH)

as Principal Paying Agent

ISSUING AND PAYING AGENCY AGREEMENT

relating to a $75,000,000

Senior Secured Short Term Guaranteed Note Program

THIS AGREEMENT is made on the 3rd day of February 2006,

AMONG

(1) VITRO ENVASES NORTEAMERICA, SA DE C.V., a company organized under the laws of Mexico, with corporate offices at A v. Ricardo Margain # 440, Col. Valle de Campestre, San Pedro Garza Garcia, Nuevo Leon, 66265 Mexico (the "Issuer");

(2) THE BANK OF NEW YORK as issue agent (the "Issue Agent"), registrar (the "Registrar") and Creditor Representative ("the Creditor Representative") on behalf of the holders of the Notes (as defined below) under the Master Collateral and Intercreditor Agreement (as defined below) and the Guarantee (as defined below); and

(3) THE BANK OF NEW YORK (London Branch) as principal paying agent (the "Paying Agent").

WHEREAS pursuant to, and subject to the terms and conditions of, a dealer agreement of even date herewith made between the Issuer and BCP Securities, LLC, as dealer and arranger (the "Dealer") (such agreement, as amended from time to time, the "Dealer Agreement"), the Issuer may from time to time issue up to $75,000,000 Senior Secured Short Term Guaranteed Notes (the "Notes");

WHEREAS, the Issuer has requested The Bank of New York, and The Bank of New York has agreed. to act as Issue Agent and Registrar in respect of the Notes;

WHEREAS, the Issuer has requested The Bank of New York (London Branch), and The Bank of New York (London Branch) has agreed, to act as Paying Agent in respect of the Notes; and

WHEREAS, The Bank of New York will be deemed to have been appointed by 'the holders of a beneficial interest in the Notes (the "Beneficial Holders"), pursuant to the Notes, to act as Creditor Representative on their behalf (i) with respect to the enforcement of the Col1ateral pursuant to the Master Collateral and lntercreditor Agreement (as defined below), and (ii) with respect to the enforcement of the Guarantee (as defined below), and the Issuer desires to acknowledge such appointment of The Bank of New York.

IT IS AGREED as follows:

1. Definitions

1.1 In this Agreement:

"Accession Agreement" means the agreement dated as of February 3, 2006 among HSBC Bank USA, National Association, the Issuer, the Grantor Subsidiaries and the Creditor Representative on behalf of the holders of the Notes;

"Business Day" means a day (other than a Saturday or a Sunday) on which commercial banks are open for business in London, New York and Mexico City;

"Clearing System" means Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Clearstream Banking, societe anonyme, Luxembourg or such other recognized c1earing system as may be agreed from time to time between the Issuer and the Issue Agent, or any successor to such entity;

"Collateral" shall have the meaning assigned to such term in the Master Collateral and Intercreditor Agreement.

"Common Depository" means The Bank of New York Depository (Nominees) Limited acting as a depository common to the Clearing System at such offices in London as shall be notified by both of them to the Issue Agent from time to time;

"Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Sections 3.6 and 3.7 hereof, substantial1y in the form of Annex A hereto;

"Dollars" and "$" denote the lawful currency for the time being of the United States of America;

"Global Note" means the global note deposited with or on behalf of and registered in the name of the Common Depository or its nominee, substantially in the form of Annex B hereto;

"Grantor Subsidiaries" means Industria del Alcali, S.A. de C.V., Compania Vidriera, S.A. de C.V., Fabricacion de Maquinas, S.A. de C.V., Vidriera Guadalajara, S.A. de C.V., Vidriera Monterrey. S.A. de C.V., Vidriera Queretaro, S.A. de C.V., Vidriera Toluca, S.A. de C.V., Vidriera los Reyes, S.A. de C.V., Vitro Packaging, Inc. and Centro de Tecnologia Vidriera, Ltd;

"Guarantee" means the Note Guarantee issued by the Issuer and certain of its subsidiaries in connection with the Notes;

"Holder" means a Person in whose name a Note is registered;

"Master Collateral and Intercreditor Agreement" means the agreement dated as of July 23, 2004 among the Issuer, the Collateral and Intercreditor Agent (as defined therein), The Bank of New York, as Trustee on behalf of the Holders of the 10.75% Senior Secured Guaranteed Notes due 2011, the Grantor Subsidiaries party thereto and the other Secured Creditors from time to time party thereto;

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity; and

"Pesos" means the lawful currency for the time being of the United Mexican States.

1.2 Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings given to them in the Master Collateral and Intercreditor Agreement.

2. Appointments

2.1. The Issuer hereby appoints The Bank of New York, at its specified office, as Issue Agent and Registrar for the Notes, and The Bank of New York hereby accepts such appointments upon the terms and conditions set forth herein.

2.2. The Issuer hereby appoints The Bank of New York (London Branch), at its specified office, as Paying Agent, and The Bank of New York (London Branch) hereby accepts such appointment upon the terms and conditions set forth herein.

2.3. The Bank of New York hereby agrees to and accepts its appointment by the Beneficial Holders of the Notes, pursuant to the Notes, to act as Creditor Representative on behalf of such holders in respect of the Master Collateral and Intercreditor Agreement and the Guarantee.

(a) In its capacity as Creditor Representative in respect of the Master Collateral and Intercreditor Agreement, The Bank of New York acknowledges and agrees (i) that it may, in its sole discretion and without the consent of the Beneficial Holders of the Notes, take enforcement action with respect to the Collateral and (ii) that it shall, at the written direction of the Beneficial Holders of at least a majority of the aggregate principal amount of Notes outstanding, take enforcement action with respect to the Collateral and any other action necessary or appropriate in order to enforce any of the terms of the Master Collateral and Intercreditor Agreement upon receipt of indemnity satisfactory to it against the reasonable and documented costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such direction.

(b) In its capacity as Creditor Representative in respect of the Guarantee, The Bank of New York acknowledges and agrees (i) that it may, in its sole discretion and without the consent of the Beneficial Holders of the Notes, take enforcement action with respect to the Guarantee and (ii) that it shall, at the written direction of the Beneficial Holders of at least a majority of the aggregate principal amount of Notes outstanding, take all actions necessary or appropriate in order to enforce the obligations under the Guarantee upon receipt of indemnity satisfactory to it against the reasonable and documented costs, expenses (including reasonable attorneys' fees and expenses) and liabilities that might be incurred by it in compliance with such direction.

2.4. The Issuer hereby acknowledges such appointment of The Bank of New York as Creditor Representative on behalf of the Beneficial Holders of the Notes.

2.5. The Paying Agent, the Issue Agent and the Registrar are hereinafter together referred to as the "Agents." Any reference herein to "Agent" or "specified office" shall be deemed to include such other agent or office of the Agent (as the case may be) as may be appointed or specified from time to time hereunder.

3. Issue of Notes

3.1. Each Global Note and Definitive Note issued hereunder shall be issuable only in registered form substantially in the form set forth as Annex A and Annex B hereto, respectively, or in such other form as may be agreed between the Issuer and the Issue Agent from time to time, and shall be duly executed either manual1y or in facsimile on behalf of the Issuer and authenticated by an authorized signatory or signatories of the Issue Agent. All the Notes to be issued on any issue date which have identical terms and conditions shall be designated as a separate series of Notes. The Issuer shall procure that a sufficient quantity of executed but unauthenticated blank Notes is at all times available to the Issue Agent for the purpose of issue hereunder.

3.2. The Issue Agent shall receive from the Dealer, by facsimile transmission, electronic transmission or telex, details of any series of Notes to be issued by it under this Agreement and all such other infom1ation as the Issue Agent may require for it to carry out its functions as "contemplated by this Section 3.2, not later than 5:00 p.m. (London time) on the second Business Day preceding the proposed issue date for such series (or such later time or date as may subsequently be agreed between the Dealer and the Issue Agent). Thereupon, the Issue Agent shall be authorized to complete, as the case may be, Definitive Notes and/or a Global Note, in the appropriate aggregate principal amount, by inserting in the appropriate place on the face of each Note, inter alia, the dates on which such Note shall be issued and shall mature, and otherwise completing the same. For the purposes of this Section 3.2, the Issue Agent may, if it considers it appropriate in the circumstances, treat a telephone communication from a person who the Issue Agent reasonably believes to have been duly authorized by a Dealer as sufficient instructions and authority to act in accordance with the provisions of this Section 3.2.

3.3. If any such Notes as are mentioned in Section 3.2 are not to be issued on any issue date, the Issuer shall, prior to the time such Notes are delivered or made available for collection, notify the Issuer Agent in writing. Upon receipt of such notice, the Issue Agent sha1lnot thereafter deliver or make available the relevant Notes, but shall cancel and destroy them.

3.4 The Issue Agent shall, upon notification by facsimile transmission, electronic transmission or telex from the Dealer who has arranged to purchase Notes nom the Issuer that payment by it to the Issuer of the purchase price of any Note has been or will be duly mad!: and (if applicable) of details of the securities account hereinafter referred to:

(i) in the case of Definitive Notes, deliver such Notes on their issue date to the Holder thereof; or

(ii) in the case of a Global Note, deliver such Note on its issue date to the Common Depository; or

(iii) if no such details are given, make such Notes available on their issue date for collection at its specified office.

3.5. As soon as practicable after the date of issue of any series of Notes, the Issue Agent shall deliver to the Issuer, the Paying Agent and the Registrar, particulars of (i) the number and aggregate principal amount of the Notes completed, authenticated and delivered by it, or made available by it for collection on such date, (ii) the issue date and the maturity date of such Notes, (iii) the series and serial numbers of all such Notes, (iv) the name and address of the Holders of such Notes, (v) the aggregate principal amount of all Notes of all series outstanding upon the issuance of such series of Notes and (vi) whether any Note is a Global Note or Definitive Note.

3.6. Global Notes will be exchanged by the Issuer for Definitive Notes if the Clearing System in which the Global Note is held notifies the Issuer that it is unwilling or unable to continue to act as depository and a successor depository is not appointed by the Issuer within 120 days.

3.7. The Issuer hereby authorizes and instructs the Issue Agent to complete, authenticate and deliver on its behalf Definitive Notes in accordance with Section 3.6 presented to the Issue Agent for exchange in whole or in part.

4. Note Register: Registration of Transfer

4.1. The Registrar shall maintain at its office at 101 Barclay Street, Floor 21W, New York, New York 10286. Attention: Corporate Trust Department, or such other office of which it has notified the other parties hereto, a register of all Notes in which, subject to such reasonable regulations as it may prescribe, the Registrar shall provide for the registration of Notes and of transfers and exchanges of such Notes as herein provided.

4.2. Upon surrender for registration of transfer of any registered Note at the office or agency specified pursuant to Section 4.1, the Registrar shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes, in authorized denominations of a like aggregate principal amount.

Every Note presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and certification as to compliance with the restrictions on transfers of Notes, as applicable, in form satisfactory to the Issuer duly executed by the Holder which signature on such instrument and certification must be guaranteed by a member of the New York Stock Exchange or a commercial bank or trust company. The Registrar shall not register any transfer unless such instrument and certification has been provided. Each Note surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Registrar.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer or the Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Notes.

5. Payment

5.1. The Issuer hereby authorizes and directs the Paying Agent from Dollar funds so received by the Paying Agent in respect of each series of Notes to make payment of all amounts due on the Notes of such series as set forth herein and in the Notes. In the event that the Paying Agent has received some funds prior to the day on which payment is due on a series of Notes but not sufficient funds to pay the full amounts due on such Notes, the Paying Agent is hereby authorized and directed to make a partial payment pro rata to the Holder of each such Note upon presentation of such Note based upon the amount of funds available to pay such series.

5.2. The Paying Agent will forthwith notify the Issuer and the Registrar if it has not by 5:00 p.m., London time, on the Business Day prior to the maturity date or Redemption Date of any series of Notes received the full amount payable upon maturity or redemption of such Notes. Such notice shall specify whether any payment is to be made upon such series and, if a partial payment is to be made, shall specify the percentage of the amount due on each such Note that is to be paid.

5.3. If at any time the Paying Agent makes a partial payment in respect of any Note presented to it, it shall procure that a statement indicating the date and amount of such payment is written or stamped on the face of such Note.

5.4. I f the Paying Agent receives amounts of money pursuant to Section 5.1 in respect of any series of Notes in excess of the fun amount required to be paid upon maturity or redemption of such Notes, the Paying Agent promptly shall return such excess to the Issuer.

6. Optional Redemption

6.1. In the case of the initial issuance of the notes, the Issuer may redeem such Notes, at its option. in whole or in part, in increments of one-third of the aggregate principal amount of such Notes, on a pro rata basis (to the extent practicable subject to Section 6.3 below), upon not less than 30 but not more than 60 days' prior notice to the Holders, the Issue Agent and the Creditor Representative, on each of May 9, 2006, August 8, 2006 or November 7, 2006 (each, a "Redemption Date"), at a redemption price (the "Redemption Price") equal to $94.84, $97.17 and $99.51, respectively, together with any Additional Amounts (as defined in the Notes) then due. In the case of any subsequent issuance of Notes, the Issuer may redeem such Notes on terms to be agreed upon at the time of such issuance.

6.2. Any such redemption and notice may, in the Issuer's discretion, be subject to the satisfaction of one or more conditions precedent.

6.3. If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption shall be made on a pro rata basis; provided that no Notes of $1,000 or less can be redeemed in part.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. In the case of a Definitive Note, a new Note in principal amount equal to the unredeemed portion of the original Note wi1l be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes caned for redemption become due on the Redemption Date.

6.4. At least 30 days but not more than 60 days before a Redemption Date. the Issuer will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are 10 be redeemed at its registered address, The notice will identify the Notes to be redeemed and will state: (i) the Redemption Date; (ii) the Redemption Price; (iii) if less than all of the Notes are to be redeemed, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, in the case of a Definitive Note, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed p0l1ion shall be issued upon cancellation of the original Note; (iv) the name and address of the Paying Agent; (v) if any Definitive Notes have to be called for redemption, that such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price; (vi) that on the Redemption Date and, if applicable, upon the satisfaction of any conditions to such redemption set forth in such notice of redemption, the Redemption

6.5. Once notice of redemption is mailed in accordance with Section 6.4 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price, subject to the satisfaction of any conditions precedent provided in such notice.

6.6. Prior to the Redemption Date, the Issuer will deposit with the Paying Agent money sufficient to pay the Redemption Price of and Additional Amounts (as defined in the Notes), if any, due on all Notes to be redeemed on the Redemption Date. The Paying Agent will promptly return to the Issuer any money deposited with the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of, and any Additional Amounts due on, all Notes to be redeemed.

7. Cancellation, Destruction. Records, Custody and Available Information

7.1. All Notes which mature and are paid in full shall be cancelled forthwith by the Paying Agent. The Paying Agent shall, unless the Issuer otherwise directs in writing, destroy the cancelled Notes and, as soon as reasonably practicable after each maturity date, furnish the Issuer with particulars of the aggregate principal amount of the Notes maturing on such Maturity Date and the series and serial numbers of all such Notes which have been destroyed since the last certification so furnished.

7.2. The Paying Agent sha1l keep and make available at all reasonable times to the Issuer a full and complete record of all Notes and of their issue, payment, cance1lation and destruction and, in the case of Glob at Notes, their exchange for Definitive Notes.

7.3. The Issue Agent shall maintain in safe custody all forms of Notes delivered to and held by it hereunder and shall ensure that the same are only completed, authenticated and delivered or made available in accordance with the terms hereof,

7.4. The Issuer may, from time to time, with the approval (where appropriate) of the Issue Agent make arrangements as to the replacement of Notes which have been lost, stolen, mutilated, defaced or destroyed, including (without limitation) arrangements as to evidence of title, costs, delivery and indemnity.

7.5. The Paying Agent shall make available for inspection during its office hours at its specified office copies of this Agreement.

8. Fees and Expenses

8.1. Each of the Agents and the Creditor Representative shall be entitled to the compensation to be agreed upon in writing with the Issuer for an services rendered by it, and the Issuer agrees to pay such compensation and to reimburse each of the Agents and the Creditor Representative for reasonable and documented out-of-pocket expenses (including the reasonable fees and expenses of its agents and legal counsel) incurred by it in connection with the services rendered by it hereunder in accordance with the terms agreed upon in writing between the Issuer and each such Agent. Without limiting its rights under bankruptcy law, when such Agent or Creditor Representative, as the case may be, incurs expenses or renders services in connection with the insolvency or bankruptcy of any party hereto, such reasonable and documented expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy or insolvency law. The obligations of the Issuer under this Section 8.1 shall survive the payment of the Notes and the resignation or removal of any agent and/or the Creditor Representative and the termination of this Agreement.

9. Indemnity

9.1. The Issuer agrees to indemnify each of the Agents and the Creditor Representative for. and to hold each of them harmless against, any loss, liability, cost, claim, action, demand or expense (including the reasonable and documented costs and expenses of investigating and defending against any claim of liability, including the reasonable fees and expenses of its legal counsel) incurred without negligence, bad faith or wi11ful misconduct on its part arising nut of or in connection with its acting as such Agent or Creditor Representative, as the case may be, or performing any other duties pursuant to the terms and conditions of this Agreement or, in the case of the Creditor Representative, the Master Collateral and Intercreditor Agreement. The obligations of the Issuer under this Section 9.1 shall survive the payment of the Notes and the resignation or removal of any Agent and/or the Creditor Representative and the termination of this Agreement. The Issuer shall indemnify the Agents and the Creditor Representative promptly upon receipt by the Issuer of a demand therefor supported by reasonable evidence of such loss, liability, cost, claim, action, demand of expense. Each of the Agents and the Creditor Representative will notify the Issuer promptly of any claim for which they may seek indemnity. Failure by the Agents and/or the Creditor Representative to so notify the Issuer will not relieve the Issuer of its obligations hereunder.

The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

10. Agents of the Issuer

10.1. Except as otherwise provided in Section 11 hereof, in acting hereunder and in connection with the Notes, the Paying Agent shall act solely as bankers for, and the Agents shall act solely as agents of, the Issuer and will not thereby assume any obligations towards, or relationship or agency or trust for, any Holders of Notes, save that al1 funds held by the Paying Agent for payments in respect of the Notes shall be held in trust in a separately designated account (but need not be segregated from other funds except as required by law) as set forth herein. Except as specifical1y agreed between the Issuer and the Paying Agent from time to time, the Paying Agent shall not be under any liability for interest on any moneys at any time received by it pursuant to any of the provisions of this Agreement or of the Notes.

10.2. Each of the Agents and the Creditor Representative may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Issuer, notwithstanding its appointments as Agent or Creditor Representative, as the case may be, hereunder.

11. Agent of the Beneficial Holders of the Notes

11.1. In order to secure payment of amounts due on the Notes, the Creditor Representative, on behalf of the Beneficial Holders of the Notes and on its own behalf, shall enter into the Accession Agreement and shall thereby consent and agree to be made a party to the Master Collateral and Intercreditor Agreement in order to enable the Beneficial Holders of the Notes to benefit from the security interest in the Collateral.

12. General

12.1. Prior to the first issue of the Notes, the Issuer shall supply to the Issue Agent and the Paying Agent copies of all condition precedent documents required to be delivered pursuant to the Dealer Agreement.

12.2. Each of the Agents and the Creditor Representative may consult with legal and other professional advisers selected in good faith and satisfactory to it and the written opinion of such advisers shall be full and complete protection in respect of any action taken, omitted or suffered hereunder in good faith and in accordance with the opinion of such advisers.

13. Changes in Agents

Any of the Agents or the Creditor Representative may resign its appointment hereunder at any time by giving to the Issuer, and the Issuer may terminate the appointment of any Agent by giving to such Agent, at least 30 days' written notice to that effect; provided that no such resignation or termination of the appointment of the Paying Agent or the Issue Agent shall take effect until a successor has been appointed.

14. Agents as Holders of Notes

Each of the Agents and the Creditor Representative and its officers and employees, in their individual or any other capacity, may become the owner of, or acquire any interest in, any Notes with the same rights that such Agent or Creditor Representative, as the case may be, would have ifit were not one of the Agents or the Creditor Representative, as the case may be, hereunder.

15. Execution of Power; Performance of Duties

15.1. Each Agent and the Creditor Representative may execute any powers hereunder or perform any duties hereunder either directly or by or through agents, experts, attorneys, custodians or nominees and such Agent or Creditor Representative, as the case may be, shall not be responsible or liable for any misconduct or negligence on the part or the supervision of any agent, expert, attorney, custodian or nominee appointed with due care by it hereunder.

16. Reliance and Certifications

16.1. Each of the Agents and the Creditor Representative shall be protected and shall incur no liability for or in respect of any reasonable action taken or thing suffered by it in reliance upon any Note, receipt, notice, written direction, written consent, certificate, affidavit, statement, waiver or other paper or document believed by it, in good faith, to be genuine and to have been passed or signed by the proper parties.

16.1. In the administration of this Agreement, whenever any Agent or the Creditor Representative shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Agent or Creditor Representative, as the case may be (unless other evidence be herein specifically prescribed), may, in the absence of bad faith, rely upon a certificate signed by an authorized officer of the Issuer.

17. No Implied Obligations

17.1. The duties and obligations of each Agent and the Creditor Representative shall be determined solely by the express provisions of this Agreement, and each Agent or the Creditor Representative, as the case may be, shan not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against any Agent or the Creditor Representative, as the case may be.

18. No Risk of Own Funds

18.1. No provision of this Agreement shall require any Agent or the Creditor Representative to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

19. Merger or Consolidation

19.1. Any corporation into which any Agent or the Creditor Representative hereunder may be merged, or any corporation resulting from any merger, conversion or consolidation to which any Agent or the Creditor Representative shall be a party, or any corporation to which any Agent or the Creditor Representative shall sell or otherwise transfer all or substantially all of the assets and business of such Agent or the Creditor Representative, as the case may be, provided that it shall be qualified as aforesaid, shall be the successor Agent or Creditor Representative to such Agent or Creditor Representative, as the case may be, under this Agreement without the execution or filing of any paper or any further act on the part of any 0 r the parties hereto.

20. Communications

20.1. Unless otherwise agreed between the relevant parties, all communications under this Agreement shall be in writing delivered by telex, electronic transmission or facsimile transmission or otherwise in writing. Each communication shall be made to the intended recipient at the address, telex number or facsimile number from time to time designated by such party to the other parties hereto for such purpose and marked for the attention of any of the persons so designated. The initial telex and facsimile numbers, address and person (if any) so designated by each party are set out under its name at the end of this Agreement. Any communication between the Issuer and any Agent shall be sent to, by or through the Paying Agent.

20.2. Any communication from any party to any other under this Agreement shall be effective when actually received. Any such communication may be sent by telex, electronic transmission or facsimile transmission or left at the address required by Section or sent by post (by airmail if to another country) postage prepaid and addressed to the addressee at that address.

21. Law and Jurisdiction

21.1. The validity and interpretation of this Agreement and the Notes are and shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof.

21.2. Each of the parties hereto agrees that the courts of the State of New York and of the United States of America, in each case sitting in the Borough of Manhattan, County of New York, shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement or the Notes (respectively, the "Proceedings" and the "Disputes") and, for such purposes, irrevocably submits to the jurisdiction of such courts.

21.3. Each of the parties hereto irrevocably waives any objection which it may now or hereafter have to the courts referred to in Section 21.2 being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum. The submission to the jurisdiction of the courts referred to in Section 21.2 shall not preclude the taking of (and shall not be construed so us to limit the right of any party to take) Proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in anyone or more jurisdictions preclude the taking of Proceedings in any other jurisdiction(s) (whether concurrently or not) if and to the extent permitted by applicable law.

21.4. To the extent that the Issuer may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgment, or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Issuer irrevocably agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

21.5. The Issuer agrees that the documents which start any Proceedings and any other documents required to be served in relation to those Proceedings may be served on it by being delivered to CT Corporation System, which currently maintains a New York City office situated at III Eighth Avenue, New York, New York 10011 or, if different, its registered office for the time being or at any address of the Issuer at which process may be served on it. If such person is not or ceases to be effectively appointed to accept service of process on behalf of the Issuer, the Issuer shall, on the written demand of the bearer addressed to the Issuer and delivered to the Issuer or to the specified office of the Issue Agent appoint a further person in New York to accept service of process on its behalf and, failing such appointment within 15 days, the bearer shall be entitled to appoint such a person by written notice addressed to the Issuer and delivered to the Issuer or to the specified office of the Issue Agent. Nothing in this paragraph shall affect the right of the bearer to serve process in any other manner permitted by law. This Section applies to Proceedings in New York and to Proceedings elsewhere.

AS WITNESS the hands of the duly authorized representatives of the parties hereto the day and year first above written.

The Issuer

VITRO ENVASES NORTEAMERICA, S.A. DE C.V.

By: ____________________________

Name: Alvaro Rodriguez Arregui

Title: Attorney in fact

By: ____________________________

Name: Alberto Hernandez Tellez

Title: Attorney in fact

Address: Av. Ricardo Margain # 440

Col. Valle de Campestre, San Pedro Garza Garcia

Nuevo Leon, 66265 Mexico

Telephone: (52-81) 8863-1201

Facsimile: (52-81) 8863-1290

Attention: Fabrice Serfati Magana

The Issue Agent and Registrar

THE BANK OF NEW YORK

By: _______________________

Address: 101 Barclay Street, 21 W,

New York, NY 10286

USA

Telephone: +212-815-5381

Facsimile: +212-815-5595

Attention:

The Creditor Representative

THE BANK OF NEW YORK

By: _______________________

Address: 101 Barclay Street, 21 W,

New York, NY 10286

Telephone: +212-815-5381

AS WITNESS the hands of the duly authorized representatives of the parties hereto 1h~ day and year first above written.

VITRO ENVASES NORTEAMERICA, S.A. DE C.V.

By: _______________________

By: _______________________

Address: Av. Ricardo Margain # 440

Col. Valle de Campestre, San Pedro Garza Garcia

Nuevo Leon, 66265 Mexico

Telephone: (52-81) 8863-1201

Facsimile: (52-81) 8863-1290

Attention: Fabrice Serfati Magana

The Issue Agent and Registrar

THE BANK OF NEW YORK

By: _______________________

Address: 101 Barclay Street, 21 W,

New York, NY 10286

USA

Telephone: +212-815-5381

Facsimile: +212-815-5595

Attention: Corporate Trust Administration

The Creditor Representative

THE BANK OF NEW YORK

By: _______________________

Address: 101 Barclay Street, 21 W,

New York, NY 10286

Telephone: +212-815-5381

Facsimile: +212-815-5595

Attention: Corporate Trust Administration

The Paying Agent

THE BANK OF NEW YORK

By: _______________________

Address: One Canada Square

Canary Wharf, London E-14

Telephone: +44-207-964-7298

Facsimile: +44-207-964-6399

Attention: Corporate Trust Administration

ANNEX A

FORM OF GLOBAL NOTE

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT") AND, ON OR PRIOR TO [40 DAYS AFTER ISSUE DATE], MA Y NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (I) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULA TION S UNDER THE U.S. SECURITIES ACT OR (2) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

AFTER [40 DAYS AFTER ISSUE DATE], THIS GLOBAL NOTE AND ANY INTEREST HEREIN MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE U.S, SECURITIES ACT AND ALL APPLICABLE LAWS OF ANY OTHER JURISDICTION.

UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF EUROCLEAR BANK S.A./N.V., AS OPERATOR OF THE EUROCLEAR SYSTEM, OR CLEARSTREAM BANKING, SOCIETE ANONYME, LUXEMBOURG OR SUCH OTHER RECOGNIZED CLEARING SYSTEM AS MAY BE AGREED FROM TIME TO TIME BETWEEN THE ISSUER AND THE ISSUE AGENT AND IN WHICH THIS GLOBAL NOTE MAY FROM TIME TO TIME BE HELD, OR ANY SUCCESSOR TO SUCH ENTITY (SUCH ENTITY, THE "CLEARING SYSTEM") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY GLOBAL NOTE ISSUED IS REGISTERED IN THE NAME OF THE CLEARING SYSTEM, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF IS WRONGFUL.

Serial No.:

Issue Date: February 7, 2006

Maturity Date: February 7, 2007

Initial Principal Amount:

For value received, Vitro Envases Norteamerica, S.A. de C.V, (the "Issuer"), promises to pay the Clearing System, on the Maturity Date, the Initial Principal Amount or such remaining principal amount as is set forth on Schedule 1 hereto in United States dollars upon presentation and surrender of this Global Note at the office of The Bank of New York (the "Issue Agent") at 101 Barclay Street, 21st Floor, New York, New York 10286. Payment will be made in same day funds by transfer to an account denominated in United States dollars maintained with a bank in New York City, an in accordance with the provisions of an Issuing and Paying Agency Agreement, dated as of February 3, 2006 (the "Agency Agreement"), between the Issuer, the Issue Agent, the Paying Agent, the Registrar and the Creditor Representative (each, as defined therein), a copy of which may be inspected during normal business hours at the said office of the Issue Agent. This Global Note is subject to the provisions of the Agency Agreement.

If the Maturity Date or a Redemption Date (as defined below) of this Global Note is not a day on which is a Business Day (as defined below) payment in respect hereof will be made on the next day thereafter which is a Business Day. "Business Day," as used herein, shall mean a day in which commercial banks are open for business in New York City, Mexico City and London.

Except as provided below, an payments in respect of this Global Note shall be made without set-off, counterclaim, fees, liabilities or similar deductions, and free and clear of, and without deduction or withholding for, taxes, levies, duties or charges of any nature now or hereafter imposed, levied, col1ected, withheld or assessed by the government of Mexico or any jurisdiction through or from which such payments are made or any political subdivision or taxing authority therein ("Taxes"). If the Issuer, any of the guarantors (the "Guarantors") under that certain Note Guarantee dated as of even date herewith (the "Note Guarantee") or any agent thereof is required by law or regulation to make any deduction or withholding for or on account of Taxes, the Issuer or such Guarantor, as applicable, shall pay such additional amounts (the "Additional Amounts") as shall be necessary in order- that the net amounts received by the registered holder of this Global Note or the holder of any beneficial interest herein or rights in respect hereof after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such Additional Amounts shall be payable on:

(a) any tax, duty, assessment, fee or other governmental charge that would not have been imposed but for the existence of any present or former connection, including a permanent establishment or fixed base, between such registered holder of this Global Note (or the account holder that has a beneficial interest in this Global Note credited to its securities account from time to time (a "Relevant Account Holder" and Mexico other than the mere receipt of such payment or the ownership or holding of this Global Note;

(b) any tax, duty, assessment, fee or other governmental charge that would not have been imposed but for the presentation by the registered holder of this Global Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later,

(c) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(d) except in the case of liquidation, dissolution or winding-up of the Issuer, any tax, duty, assessment, fee or other governmental charge imposed in connection with this Global Note presented for payment by or on behalf of a registered holder or Relevant Account Holder who would have been able to avoid sue} tax by presenting this Global Note to, or otherwise accepting payment from another Paying Agent (as defined in the Agency Agreement); or

(e) any tax, duty, assessment, fee or other governmental charge or increase thereof to the extent that such amount would not have been imposed or increased but for the failure of the registered holder or the Relevant Account Holder of an interest in this Global Note to comply with any applicable certification, documentation, information or other reporting requirement required by an applicable treaty, by law, or by regulation or administrative practice concerning the nationality, residence, identity or connection with the taxing jurisdiction of the registered holder or Relevant Account Holder of any interest in this Global Note.

The Issuer or Guarantor will pay any present or future stamp or documentary taxes or other excise or property taxes, charges or similar levies or assessments which arise in any jurisdiction from the execution, delivery or registration of this Global Note or any other document or instrument referred to herein, excluding any thereof imposed by any jurisdiction outside of Mexico (other than any resulting from, or required to be paid in connection with, the authentication, delivery or payment of this Global Note by the Issue Agent, the transfer of this Global Note or any interests herein or the enforcement of this Global Note or any other such document or instrument following the occurrence of any default with respect hereto).

[Add this paragraph and the next paragraph only in the case of the initial issuance of the Notes: The Issuer may redeem this Global Note, at its option, in whole or in part in increments of one-third of the Initial Principal Amount on a pro rata basis (to the extent practicable), upon not less than 30 days' prior notice, on each of May 9, 2006, August 8, 2006 or November 7, 2006 (each, a "Redemption Date"), at a redemption price equal to $94.84, $97.17 and $99.51, respectively, together with any Additional Amounts then due.

Any such redemption and notice may, in the Issuer's discretion, be subject to the satisfaction of one or more conditions precedent.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the relevant Redemption Date to the registered holders whose Notes are to be redeemed at their registered address.]

This Global Note is exchangeable, in whole or in part, for one or more registered definitive notes ("Definitive Notes"), only in the circumstances provided in the Agency Agreement.

This Global Note, after issuance, will be deposited with the Common Depository, as custodian for the Clearing System. Thereafter, any Relevant Account Holder will, subject to and in accordance with the terms and conditions, the operating procedures and the management regulations of the Clearing System, be entitled to transfer any such interest (provided that, unless such exchange would result in the principal amount hereof being reduced to zero, the transferred interest and any retained interest each must be in a principal amount of at least [$10,000/ 10,000 Euros] thereof) and (subject to and upon payment being made by the Issuer to the registered holder in accordance with this Global Note) will be entitled to receive payments from the Clearing System calculated by reference to the beneficial interest in this Global Note credited to its securities account with the Clearing System. For purposes of this paragraph, the securities account records of the Clearing System shall in the absence of manifest error be conclusive evidence of the identity of the Relevant Account Holders and of the principal amount of Notes represented by this Global Note credited to the securities account of such Relevant Account Holders. Any statement issued by the Clearing System to any Relevant Account Holder relating to a specified beneficial interest in this Global Note credited to the securities account of such Relevant Account Holder and stating the principal amount of such beneficial interest and certified by the Clearing System to be a true record of such securities account shall in the absence of a manifest error be conclusive evidence of the records of the Clearing System for the purposes of the next preceding sentence (but without prejudice to any other means of producing such records in evidence). Notwithstanding any provision to the contrary contained in this Global Note, the Issuer irrevocably agrees, for the benefit of such Relevant Account Holders and their successors and assigns, that in the event that for any reason Definitive Notes are not delivered in exchange for this Global Note in accordance with the term hereof or that the Issuer fails to make any payment due at the Maturity Date, a Redemption Date or otherwise, each Relevant Account Holder or its successors or assigns may, without the consent and to the exclusion of the registered holder hcrt:o1: file any claim, take any action or institute any proceeding to enforce, directly against the Issuer, the obligation of the Issuer hereunder to pay any amount due or to become due in respect of each Note represented by this Global Note, which is credited to such Relevant Account Holder's securities account with the Clearing System, as fully as though such Note were evidenced by a Definitive Note without the production of this Global Note; provided, (hat the registered holder hereof shall not theretofore have filed a claim, taken action or instituted proceedings to enforce the same in respect of such Note. The principal amount of this Global Note shall be reduced by the principal amount, if any, of each Note represented here by in respect of which full settlement has occurred as a result of any such claim, action or proceeding by such Relevant Account Holders or their successors or assigns.

The Issuer may, in a single transaction or series of related transactions, consolidate or merge with or into any entity or sell, assign, transfer, lease, conveyor otherwise dispose of all or substantially all of its properties and assets, so long as (i) the Issuer is the surviving entity or (ii) the successor entity is a Mexican corporation that expressly contractually assumes all obligations under this Global Note, the Master Collateral and Intercreditor Agreement, dated as of July 23, 2004 (the "Master Collateral and Intercreditor Agreement"), among the Issuer. HSBC Bank USA, National Association, as master collateral and intercreditor agent (the "Collateral and Intercreditor Agent"), The Bank of New York, as trustee under the indenture dated as of July 23, 2004 among the parties thereto, the Grantor Subsidiaries party thereto and the other Secured Creditors from time to time party thereto and any other document related to the collateral (the "Collateral") set forth in the Master Collateral and Intercreditor Agreement and (iii) immediately before and after giving effect to such transactions, no default has occurred or is continuing. Upon the consummation of such transaction or series of related transactions, as the case may be, the Issuer shall be deemed to have been discharged from all of its obligations with respect to this Global Note.

The payment of amounts due under this Global Note are secured by first priority liens on the Collateral. In accepting an interest in this Global Note, each Relevant Account Holder shall be deemed to have consented and agreed (i) that The Bank of New York shall act as Creditor Representative on behalf of such Relevant Account Holder (a) with respect to the enforcement of the Collateral under the Master Collateral and Intercreditor Agreement, in accordance with the terms thereof and the terms of the Agency Agreement, and shall execute, on behalf of such Relevant Account Holder and as Creditor Representative, the Accession Agreement, dated as of February 3, 2006 (the "Accession Agreement"), among HSBC Bank USA. National Association, the Issuer, the Grantor Subsidiaries from time to time party to thereto and The Bank of New York, in its capacity as Creditor Representative, a copy of which may be inspected during normal business hours at the office of the Issue Agent and (b) with respect to the enforcement of the Note Guarantee, in accordance with the terms thereof and the terms of the Agency Agreement and (ii) to be bound by the terms and conditions of the Accession Agreement. By virtue of The Bank of New York becoming party to the Master (Collateral and Intercreditor Agreement upon execution and delivery of the Accession Agreement, the Relevant Account Ho1ders' right to payment of amounts due under this Global Note shall be secured by liens on the Collateral equally and ratably with the other secured obligations under the Master Collateral and Intercreditor Agreement.

This Global Note shall not be valid for any purpose unless duly authenticated by an authorized signatory of the Issue Agent.

This Global Note has the benefit of the Note Guarantee.

The validity and interpretation of this Global Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof. With respect to any legal action or proceeding arising out of or based upon this Global Note, the Issuer irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan and the City of New York and to the courts of its own corporate domicile with respect to actions brought against it as a defendant, and waives any objection to such proceedings on the ground of venue or on the ground that they have been brought in an inconvenient forum.

IN WITNESS WHEREOF, the Issuer has caused this Global Note to be duly executed by manual or facsimile signature.

Signed on behalf of:

VITRO ENVASES NORTEAMERICA, S.A. DE C.V.

By: _______________________________

Name:

Title:

By: _______________________________

Name:

Title:

AUTHENTICATED by:

THE BANK OF NEW YORK

without recourse, warranty or liability and for authentication purposes only

By: _______________________________

Name:

Title:

SCHEDULE 1 TO THE GLOBAL NOTE

SCHEDULE OF EXCHANGES,

PURCHASES AND CANCELLATIONS

The following exchanges in full or of interests in this Global Note, or purchases and cancellations have been made:

Date of Exchange or Purchase and Cancellation	Part of Principal Amount of this Global Note Exchanged or Purchased and Cancelled	Remaining Principal Amount of this Global Note Following such Exchange or Purchase and Cancellation	Notation Made by or on Behalf of the Issue Agent

ANNEX B

FORM OF DEFINITIVE NOTE

Serial No.:

Issue Date: February 7, 2006

Maturity Date: February 7, 2007

Principal Amount:

For value received, Vitro Envases Norteamerica, S.A. de C.V. (the "Issuer"), promises to pay or its registered assigns on the Maturity Date the Principal Amount in United States dollars upon presentation and surrender of this Definitive Note at the office of The Bank of New York (the "Issue Agent") at 101 Barclay Street 21st Floor, New York, New York 10286. Payment will be made by check drawn on a bank in New York City, all in accordance with the provisions of an Issuing and Paying Agency Agreement, dated as of February 3, 2006 (the "Agency Agreement"), between the Issuer, the Issue Agent, the Paying Agent, the Registrar and the Creditor Representative (each, as defined therein), a copy of which may be inspected during normal business hours at the said office of the Issue Agent. This Definitive Note is subject to the provisions of the Agency Agreement.

If the Maturity Date or a Redemption Date of this Definitive Note is not a day which is <J Business Day, as defined below, payment in respect hereofwi1l be made on the next day thereafter which is a Business Day. "Business Day," as used herein shall mean a day on which commercial banks are open for business in New York City, Mexico City and London.

Except as provided below, all payments in respect of this Definitive Note shall be made without set-off, counterclaim, fees, liabilities or similar deductions, and free and clear or. and without deduction or withholding for, taxes, levies, duties or charges of any nature now or hereafter imposed, levied, collected, withheld or assessed by the government of Mexico or any jurisdiction through or from which such payments are made or any political subdivision or taxing authority therein ("Taxes"). If the Issuer, any of the guarantors (the "Guarantors") under that certain Note Guarantee dated as of even date herewith (the "Note Guarantee") or any agent thereof is required by law or regulation to make any deduction or withholding for or on account of Taxes, the Issuer or such Guarantor, as the case may be, shall pay such additional amounts (the "Additional Amounts") as shall be necessary in order that the net amounts received by the registered holder of this Definitive Note or the holder of any beneficial interest herein or rights in respect hereof after such deduction or withholding shall equal the amount which would have been receivable hereunder in the absence of such deduction or withholding, except that no such Additional Amounts shall be payable on:

(a) any tax, duty, assessment, fee or other governmental charge that would not have been imposed but for the existence of any present or former connection, including a permanent establishment or fixed base, between such registered holder (or the beneficial owner of any interest in this Definitive Note) and Mexico other than the mere receipt of such payment or the ownership or holding of this Definitive Note;

(b) any tax, duty, assessment, fee or other governmental charge that would not have been imposed but for the presentation by the registered holder of this Definitive Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(c) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(d) except in the case of liquidation, dissolution or winding-up of the Issuer, any tax, duty, assessment, fee or other governmental charge imposed in connection with this Definitive Note presented for payment by or on behalf of a registered holder or beneficial owner who would have been able to avoid such tax by presenting this Definitive Note to, or otherwise accepting payment from, another Paying Agent (as defined in the Agency Agreement); or

(e) any tax, duty, assessment, fee or other governmental charge or increase thereof to the extent that such amount would not have been imposed or increased but for the failure of the registered holder or the beneficial owner of any interest in this Definitive, Note to comply with any applicable certification, documentation, information or other reporting requirement required by an applicable treaty, by law, or by regulation or administrative practice concerning the nationality, residence, identity or connection with the taxing jurisdiction of the registered holder or beneficial owner of any interest in this Definitive Note.

The Issuer or Guarantor will pay any present or future stamp or documentary taxes or either excise or property taxes, charges or similar levies or assessments which arise in any jurisdiction from the execution, delivery or registration of this Definitive Note or any other document or instrument referred to herein, excluding any thereof imposed by any jurisdiction outside of Mexico (other than any resulting from, or required to be paid in connection with, the authentication, delivery or payment of this Definitive Note by the Issue Agent, the transfer of this Definitive Note or any interests herein or the enforcement of this Definitive Note or any other such document or instrument following the occurrence of any default witt respect hereto).

[Add this paragraph and the next paragraph only in the case of the initial issuance of the Notes: The Issuer may redeem this Definitive Note, at its option, in whole or in part, in increments of one-third of the Principal Amount, on a pro rata basis (to the extent practicable), upon not less than 30 days' prior notice on each of May 9, 2006, August 8, 2006 or November 7, 2006 (each, a "Redemption Date"), at a redemption price equal to $94.84, $97.17 and $99.51, respectively, together with any Additional Amounts then due.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the relevant Redemption Date to the holders whose Notes are to be redeemed at the registered address.]

The Issuer may, in a single transaction or series of related transactions, consolidate or merge with or into any entity or sell, assign, transfer, lease, convey or otherwise dispose of all of its properties and assets, so long as (i) the Issuer is the surviving entity or (ii) the successor entity is a Mexican corporation that expressly contractually assumes all obligations under this Definitive Note, the Master Collateral and Intercreditor Agreement Agreement, dated as of July 23, 2004 (the "Master Collateral and Intercreditor Agreement"), among the Issuer, HSBC Bank USA, National Association, as master collateral and intercreditor agent (the "Collateral and Intercreditor Agent"), The Bank of New York, as trustee under the indenture dated as of July 23, 2004 among the parties thereto, the Grantor Subsidiaries party thereto and the other Secured Creditors from time to time party thereto and any other document related to the col1ateral (the "Collateral") set forth in the \1astcr Collateral and Intercreditor Agreement and (iii) immediately before and after giving effect to such transaction, no default has occurred or is continuing. Upon the consummation of such transaction or series of related transactions, as the case may be, the Issuer shall be deemed to have been discharged from all of its obligations with respect to all outstanding Notes.

The payment of amounts due under this Definitive Note are secured by first priority liens on the Collateral. In accepting this Definitive Note, each beneficial owner of an interest in this Definitive Note shal1 be deemed to have consented and agreed.(i) that The Bank of New York shall act as Creditor Representative on beha1f of such beneficial owner (a) with respect to the enforcement of the Col1ateral under the Master Col1ateral and Intercreditor Agreement. in accordance with the terms thereof and the terms of the Agency Agreement, and shall execute, on behalf of such beneficial owner and as Creditor Representative, the Accession Agreement, dated as of February 3, 2006 (the "Accession Agreement"), among HSBC Bank USA, National Association, the Issuer, the Grantor Subsidiaries from time to lime party to thereto and The Bank of New York, in its capacity as Creditor Representative, a copy of which may be inspected during normal business hours at the office of the Issue Agent and (b) with respect to the enforcement of the Note Guarantee, in accordance with the terms thereof and the terms of the Agency Agreement and (ii) to be bound by the terms and conditions of the Accession Agreement. By virtue of The Bank of New York becoming party to the Master Collateral and Intercreditor Agreement upon execution and delivery of the Accession Agreement, the right of the holders of a beneficial interest in this Definitive Note to payment of amounts due hereunder shall be secured by liens on the Collateral equally and ratably with the other secured obligations under the Master Collateral and Intercreditor Agreement.

This Definitive Note shall not be valid for any purpose unless duly authenticated by an authorized signatory of the Issue Agent.

This Definitive Note may be surrendered for transfer at the office of the Issue Agent referred to above.

This Definitive Note has the benefit of the Note Guarantee.

The validity and interpretation of this Definitive Note shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof. With respect to any legal action or proceeding arising out of or based upon this Definitive Note, the Issuer irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan and the City of New York and to the courts of its own corporate domicile with respect to actions brought against it as a defendant, and waives any objection to such proceedings on the ground of venue or on the ground that they have been brought in an inconvenient forum.

IN WITNESS WHEREOF, the Issuer has caused this Global Note to be duly executed by manual or facsimile signature.

Signed on behalf of:

VITRO ENVASES NORTEAMERICA, S.A. DE C.V.

By: _______________________________

Name:

Title:

By: _______________________________

Name:

Title:

AUTHENTICATED by:

THE BANK OF NEW YORK

without recourse, warranty or liability and for authentication purposes only

By: _______________________________

Name:

Title: